U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) October 25, 2012

FIRST HARTFORD CORPORATION
(Exact name of Company as specified in its charter)

Maine	0-8862	01-00185800
[State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

149 Colonial Road, Manchester, Connecticut	06095
(Address of principal executive offices)	(Zip Code)

860-646-6555
(Company's telephone number)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2):

[_]  Written communications pursuant to Rule 425 under the Securities Act

     (17 CFR 230.425)

[_]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act

     (17 CFR 240.14a-12)

[_]  Pre-commencement communications pursuant to Rule 14d-2(b) under the

     Exchange Act (17 CFR 240.14d-2(b))

[_]  Pre-commencement communications pursuant to Rule 13e-4(c) under the

     Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.07              Submission of Matters to a Vote of Security Holders.

The Company’s Annual Meeting of Shareholders was held on October 25, 2012 in Hartford, Connecticut.

Proposal One:

The following nominees were elected as directors by the votes indicated:

Name	For	Against	Abstain	Broker Non-Votes
Neil H. Ellis	2,009,613	57,508
David B. Harding	2,009,613	57,508
Stuart I. Greenwald	2,009,613	57,508

Proposal Two:

The following proposal from shareholder David E. Kaplan was not approved.  That had proposed requiring the Board of Director to take effective action to assure that the Company makes it required SEC filings in a timely manner and that it includes in its Proxy Statement all of the executive compensation information required by SEC regulations.  The votes with respect to Proposal Two were as follows:

Proposal Two	For	Against	Abstain	Broker Non-Votes
Shareholder proposal	111,980	1,955,141

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

(Company)

FIRST HARTFORD CORPORATION

By:  /s/ Stuart I. Greenwald

          Stuart I. Greenwald, Treasurer and Secretary

Date:      November 2, 2012